Exhibit 10.16

WARRANT EXCHANGE AGREEMENT

This warrant exchange agreement (this “Agreement”) is entered into as of February 2, 2024 (the “Effective Date”), among DIGERATI TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and the undersigned investor (“Investor”).

WHEREAS, the Investor is the owner of the warrant attached hereto as Exhibit A (the “Warrant”) which provides the Investor with the right to purchase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth in the Warrant and on the signature page hereto;

WHEREAS, the Company and Investor desire to exchange the Warrant for the number of shares of Common Stock (the “Exchange Shares”) set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. Exchange. The Company and Investor agree to exchange the Warrant for the Exchange Shares (the “Exchange”). The Exchange Shares shall be issued to the Investor on or before the date that is 5 business days following the Effective Date (the “Deadline”), pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act, as amended, and such Exchange Shares shall be issued without any restrictive legend (i.e. free trading). For the avoidance of doubt, it is agreed that upon the consummation of the transactions contemplated by the Exchange, the Warrant will be null, void and of no further force and effect. If the Company fails to (i) issue the Exchange Shares (without any restrictive legend (i.e. free trading)) to the Investor on or before the Deadline or (ii) provide the Company Counsel Opinion (as defined in this Agreement) on or before the Deadline, then the Investor may declare this Agreement null and void and of no further force or effect.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the Effective Date as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of Nevada, and is in good standing under such laws.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority, including but not limited to approval from the Company’s board of directors, to execute and deliver this Agreement, to issue the Exchange Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Exchange Shares and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the date of this Agreement. This Agreement has been duly executed by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Tacking. The sole consideration for the issuance of the Exchange Shares is the Investor’s surrender of the Warrant. The Exchange Shares are being issued in a cashless exchange for the Warrant in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Company agrees not to take any position contrary to the Investor’s position that the Investor can tack the holding period of the Warrant. The Company shall cause its legal counsel to issue a customary legal opinion letter under Rule 144 under the Securities Act covering the Investor’s resale of the Exchange Shares (the “Company Counsel Opinion”) on or before the Deadline. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 3 of this Agreement, the issuance by the Company of the Exchange Shares is exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Shares to the Investor pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange or issuance and delivery of the Exchange Shares to be integrated with other offerings to the effect that the delivery of the Exchange Shares to the Investor would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Shares are being issued exclusively for the exchange of the Warrant and no other consideration has or will be paid for the Exchange Shares.

3. Representations and Warranties of the Investor. Investor hereby represents and warrants as of the Effective Date to the Company (and as of the date of any Company Counsel Opinion to the Company and counsel issuing such Company Counsel Opinion, who may rely on such representations as a third-party beneficiary hereof) as follows:

(a) Organization and Standing. The Investor is an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power. The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Investor Status. The Investor is an “accredited investor” as defined in Rule 501 under the Securities Act.

(d) Affiliation. The Investor is not now and has not been for the three months before the date of this representation a 10% stockholder of the Company or in any other way an “affiliate” (as that term is defined in Rule 141(a)(1) under the Securities Act) of the Company.

(e) Holding Period. A period of at least six months has elapsed from the date the Investor acquired the Warrant, and the Investor made full payment for the Warrant, as required by Rule 144(d) under the Securities Act.

4. Miscellaneous.

(a) Entire Agreement. This Agreement and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(b) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(c) Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, provided, however, that the Company shall not be permitted to make any assignment hereunder without a signed consent from the Investor.

(d) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(e) Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(f) Joint and Several Obligations. The Company acknowledges and agrees that the obligations of the Investor under this Agreement are several and not joint with the obligations of any other holder or holders of warrants to purchase common stock of the Company that have been issued by the Company (each, an “Other Holder”) under any other agreement related to such warrants (“Other Warrant Agreement”), and the Investor shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Agreement. Nothing contained in this Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and any Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any Other Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Investor and any Other Holder are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Subject to its obligations under the Second Extension and Forbearance Agreement, entered into as of the date hereof with effect as of December 31, 2023 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Second Extension”), between the Investor and the Company (including, without limitation, the Investor’s obligations under the Second Extension to the Senior Lenders and Administrative Agent (each as defined in the Second Extension)), the Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.

(i) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THEPARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and delivered as of the date and year first written above.

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Antonio Estrada
	Name:	Antonio Estrada
	Title:	Chief Financial Officer

[Signature Page to Warrant Exchange Agreement]

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:	FIRSTFIRE CAPITAL MANAGEMENT LLC,
its Manager

By:	/s/ Eli Fireman
Name:	Eli Fireman
Title:	Authorized Signatory

Number of Warrant Shares: 1,109,545

Number of Exchange Shares: 646,849

[Signature Page to Warrant Exchange Agreement]

EXHIBIT A

WARRANT